Exhibit 99.1

SIX FLAGS ANNOUNCES STRONG SECOND QUARTER 2010 RESULTS

•                  Revenues increased by 7% for Q2 and the first six months of 2010(1) driven by increases in attendance and sponsorship

•                  Q2 Adjusted EBITDA increased 68% to $94.7 million driven by top line growth and effective cost management

•                  Strong liquidity position, including cash balance of $210 million as of August 1st with no revolver drawn, enables $25 million pay down of first lien term loan

•                  Six Flags emerges from bankruptcy with approximately one-third of the annual financing cost burden (approximately $75 million) and over $1 billion in federal NOLs

•                  New management team in place focused on theme park excellence and shareholder value creation

Dallas, TX — August 16, 2010 — Six Flags Entertainment Corporation (NYSE: SIX) announced today its consolidated operating results for the second quarter and six months ended June 30, 2010.(2)

“Our strong revenue and profitability in the quarter and year to date are a reflection of Six Flags’ strong brand equity and the operational excellence of this superb team,” said Jim Reid-Anderson, Chairman, President and Chief Executive Officer.  “We are well positioned to leverage our base business momentum for long term success.”

(1)  Excludes results for the Six Flags Great Escape Lodge and Indoor Waterpark, which was consolidated beginning in 2010 due to new accounting rules, and has not been consolidated in the prior-year results.

(2)  Reported results from continuing operations for all periods presented exclude the results of parks sold in prior years, as well as the park in New Orleans, Louisiana, which has been closed since August 2005 due to damage caused by Hurricane Katrina. The Company terminated its lease with the City of New Orleans and settled the related litigation. Furthermore, the results from continuing operations exclude the results of the Company’s park in Louisville, Kentucky, which the Company no longer operates as a result of rejecting the lease in February 2010 in connection with the Company’s Chapter 11 bankruptcy.

“I am honored to be a part of this great company, and I am pleased with the strong results we delivered in the second quarter,” said Alexander Weber, Jr., Chief Operating Officer.  “Six Flags has a renewed focus on its core theme park business.  We remain committed to delivering a clean, safe and fun guest experience with new and exciting attractions for customers of all ages.”

Three Month Results

Total revenue of $321.3 million for the second quarter increased 8% from the prior-year quarter’s total of $296.8 million, reflecting $3.4 million of revenues from the Six Flags Great Escape Lodge and Indoor Waterpark (the “Lodge”), the results of which were consolidated beginning with the first quarter of 2010 as a result of adopting new consolidation accounting rules.(3)  Excluding the consolidation of the Lodge, total revenues for the quarter increased $21.1 million, or 7%, compared to the prior-year quarter, primarily reflecting increased attendance and sponsorship revenue.

Attendance for the quarter was 8.2 million, a 7% increase over the prior-year quarter’s attendance of 7.7 million, reflecting strong season pass visitation and higher group sales.

Per capita guest spending, which excludes sponsorship, licensing, Lodge accommodations and other fees, decreased 1% to $36.86 in the second quarter from $37.15 in the prior-year quarter, reflecting planned decreases in season pass pricing, partially offset by improved yield on single-day tickets, and the favorable exchange rate impact at our Mexico City and Montreal parks, which accounted for an $0.18 increase in per capita guest spending for the second quarter of 2010 compared to the prior-year quarter.

Cash operating expenses(4) of $213.3 million for the second quarter decreased $11.9 million, or 5%, compared to the second quarter of 2009.  Excluding the Lodge, cash operating expenses totaled $210.8 million, a decrease of $14.4 million, or 6%, from the prior-year quarter, reflecting decreased marketing costs, insurance expense, and payroll and benefits expenses, partially offset by the currency impacts at our Montreal and Mexico City parks.

Non-cash operating expenses comprised of depreciation, amortization, stock-based compensation and loss on disposal of assets increased $2.3 million in the second quarter of 2010 to $40.6 million, compared with $38.3 million in the second quarter of 2009, reflecting increased depreciation and amortization primarily as a result of increased amortizable assets due to the application of fresh start accounting and the impact of the consolidation of the Lodge, partially offset by decreased loss on disposal of assets and lower stock-based compensation expense.

Other expense decreased from $16.3 million in the second quarter of 2009 to $1.0 million in the second quarter of 2010, reflecting the prior-year loss from interest-rate swaps.  The Company also incurred $16.5 million in restructuring costs in the second quarter of 2010,

(3)  Consolidation was required pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 810, Consolidation.  Results for 2009 have not been adjusted to reflect the consolidation of the Lodge.

(4)  Cash operating expenses are presented as costs and expenses excluding depreciation, amortization, stock-based compensation and loss on disposal of assets in the statement of operations data.

which reflect severance and related costs from the change in senior management and the implementation of the Company’s new cost reduction strategy.

The Company’s income from continuing operations in the second quarter of 2010 totaled $749.2 million compared to a loss of $96.5 million in the prior-year quarter.  Reorganization items resulted in a gain of $786.9 million in the second quarter of 2010 compared to a net expense of $78.7 million in the second quarter of 2009, primarily reflecting gains from the extinguishment of debt in connection with the consummation of the Plan(5) in the second quarter of 2010.  Income from continuing operations before reorganization items and income taxes for the second quarter of 2010 totaled $22.5 million, an improvement of $40.5 million over the prior year quarter’s loss of $18.0 million, primarily reflecting the impact of increased revenues, reduced operating expenses, lower interest expense resulting from the cancellation of debt in connection with the confirmation of the Plan and reduced other expense, partially offset by the current-year restructuring costs.

Income tax expense was $60.2 million for the second quarter of 2010 compared to a $0.2 million benefit for the second quarter of 2009, primarily reflecting the deferred income taxes that were recorded as a result of fresh start accounting.

Adjusted EBITDA(6) for the second quarter of 2010 was $94.7 million compared to $56.4 million for the prior-year quarter, reflecting the impact of increased revenues and reduced cash operating expenses.

Six Month Results

For the six months ended June 30, 2010, total revenue increased $30.6 million, or 9%, to $378.5 million compared to $347.9 million in the six months ended June 30, 2009, reflecting $7.7 million of revenues from the Lodge in the six months ended June 30, 2010.  Excluding the consolidation of the Lodge, total revenues increased $22.9 million, or 7%, for the first half of 2010 compared to the first half of 2009, reflecting increased attendance, per capita in-park spending and sponsorship revenues.

Attendance for the first six months of 2010 was 9.5 million, a 6% increase over the prior-year period’s attendance of 9.0 million, reflecting strong season pass visitation and higher group sales.

Per capita guest spending, which excludes sponsorship, licensing, Lodge accommodations and other fees, remained relatively flat at $36.67 in the first half of 2010 compared to $36.76 in the same period of the prior year, reflecting planned decreases in season pass pricing, partially offset by improved yield on single day tickets, and a favorable exchange rate impact attributable to our Montreal and Mexico City parks, which accounted for a $0.29 increase in per capita guest spending for the first half 2010 compared to the same prior-year period.

(5)  See “Recent Developments” below.

(6)  See the following tables and Note 3 to those tables for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

Cash operating expenses of $332.0 million for the first six months of 2010 decreased $5.8 million, or 2%, compared to the same period of 2009.  Excluding the Lodge, cash operating expenses totaled $326.7 million, a decrease of $11.2 million, or 3%, from the prior-year period, reflecting decreased marketing costs, insurance expense, and payroll and benefits expenses, partially offset by the currency exchange rate impacts at our Montreal and Mexico City parks.

Non-cash operating expenses comprised of depreciation, amortization, stock-based compensation and loss on disposal of assets increased $2.3 million in the first six months of 2010 to $78.5 million, compared with $76.3 million in the same period of 2009, reflecting increased depreciation and amortization primarily as a result of increased amortizable assets due to the application of fresh start accounting and the impact of the consolidation of the Lodge, partially offset by decreased loss on disposal of assets and lower stock-based compensation expense.

Other expense decreased from $17.9 million in the first half of 2009 to $0.4 million in the first six months of 2010, reflecting the prior-year loss from interest rate swaps.  The first half of 2010 results for the Company also reflect the restructuring costs recognized in the second quarter of 2010.

The Company’s income from continuing operations in the first half of 2010 totaled $568.5 million compared to a loss of $233.6 million in the first half of 2009.  Reorganization items resulted in a gain of $766.5 million in the first six months of 2010 compared to a net expense of $78.7 million in the first half of 2009, primarily reflecting gains from the extinguishment of debt from the confirmation of the Plan in the current period.  Loss from continuing operations before reorganization items and income taxes for the first half of 2010 totaled $136.8 million, an improvement of $21.2 million over the loss of $158.0 million in the first half of 2009.  This improvement primarily reflected the impact of increased revenues, reduced operating expenses and reduced other expense, partially offset by the restructuring costs in the first half of 2010 and increased interest expense.  Higher interest expense was related to post-petition interest on the $400 million Senior Notes that were originally due in 2016, partially offset by reduced interest expense related to the debt that was canceled in connection with the consummation of the Plan.

Income tax expense was $61.1 million for the first six months of 2010 compared to a $3.2 million benefit for the first six months of 2009, primarily reflecting the deferred income taxes that were recorded as a result of fresh start accounting.

Adjusted EBITDA(7) for the first half of 2010 was $34.7 million compared to a loss of $3.1 million for the prior-year period, reflecting the impact of increased revenues and reduced cash operating expenses.

(7) See the following tables and Note 3 to those tables for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

Recent Developments

On June 13, 2009, Six Flags, Inc., Six Flags Operations Inc., Six Flags Theme Parks Inc. (“SFTP”) and certain of SFTP’s domestic subsidiaries (collectively the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Filing”) under Chapter 11 in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 09-12019).

On April 1, 2010, the Debtors filed with the Bankruptcy Court their Modified Fourth Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”). On April 30, 2010 (the “Effective Date”), the Bankruptcy Court entered an order confirming the Plan and the Debtors consummated their restructuring through a series of transactions contemplated by the Plan and the Plan became effective pursuant to its terms.  On the Effective Date, Six Flags, Inc. changed its corporate name to “Six Flags Entertainment Corporation.”

As a result of the consummation of the Plan, indebtedness of approximately $2.4 billion and the Company’s obligation of $306.6 million under its preferred income equity redeemable shares (the “PIERS”) were cancelled, and new debt of approximately $1.0 billion was issued (excluding the Company’s new $120 million revolving credit facility).  As a result of the lower debt burden, the Company’s annual cash interest expense will be significantly reduced to approximately $75 million, based on current interest rates.

Pursuant to the Plan, the common stock of Six Flags, Inc. was cancelled, and new common stock of Six Flags Entertainment Corporation was issued.  The Company’s new common stock is traded on the New York Stock Exchange under ticker symbol “SIX.”  In addition, Six Flags has moved its corporate headquarters to Dallas.  The Company anticipates that the relocation and reorganization of the corporate office, along with related corporate operating expense savings, will generate annualized cost savings of approximately $16.0 million, not including severance and other associated costs.

Due to the Company’s solid results and significant liquidity, including approximately $210 million in cash at August 1, 2010 and the availability of its undrawn $120 million revolving credit facility, the Company made an unscheduled principal payment on its first lien term loan of $25 million on August 5, 2010.

On August 13, 2010, the Company announced the appointment of a new Chairman of the Board, President and Chief Executive Officer, James Reid-Anderson.  Alexander Weber, Jr., who had served as the President and Interim Chief Executive Officer, is now the Chief Operating Officer.

Fresh Start Accounting

In connection with the Company’s emergence from Chapter 11 on April 30, 2010, and the application of fresh start reporting upon emergence in accordance with ASC Topic 852, “Reorganizations,” the results for the two-month period ended June 30, 2010 (we refer to the Company during such period as the “Successor”) and the results for the one-month and four-month periods ended April 30, 2010 (we refer to the Company during such periods as the “Predecessor”) are presented separately.  This presentation is required by United States generally accepted accounting principles (“GAAP”), as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting.  Accordingly, the Company’s financial statements after April 30, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11.  For illustrative purposes in this earnings release, the Company has combined the Successor and Predecessor results to derive combined results for the three- and six-month periods ended June 30, 2010.  However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor are not comparable to those of the Predecessor.  The financial information accompanying this earnings release provides the Successor and the Predecessor GAAP results for the applicable periods, along with the combined results described above.  The Company believes that subject to consideration of the impact of fresh start reporting, the combined results provide meaningful information about revenues and costs, which would not be available if the current year periods were not combined to accommodate analysis.

About Six Flags Entertainment

Six Flags Entertainment Corporation, a publicly-traded corporation headquartered in Dallas, Texas, is the world’s largest regional theme park company with 19 parks across the United States, Mexico and Canada.

Forward Looking Statements:

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the potential adverse impact of the Chapter 11 Filing on Six Flags Entertainment’s operations, management and employees; customer response to the Chapter 11 Filing; and the risk factors or uncertainties listed from time to time in Six Flags Entertainment’s filings with the Securities and Exchange Commission (“SEC”).  In addition, important factors, including factors impacting attendance, local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags Entertainment’s parks, adverse weather conditions, general financial and credit market conditions, economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags Entertainment’s expectations. Although Six Flags Entertainment believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Six Flags Entertainment’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Report for the quarter ended June 30, 2010, and its other filings and submissions with the SEC, each of which are available free of charge on Six Flags Entertainment’s website http://www.sixflags.com.

# # #

Media Contact:  Sandra Daniels — (972) 595-5178

Investor Relations: Meaghan Repko / Andrew Siegel — (212) 355-4449

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	One Month Ended	Two Months Ended	Three Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
Statements of Operations Data (1)	Predecessor	Successor	Combined	Predecessor

Revenue	$70,814	$250,436	$321,250	$296,781

Costs and expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	55,945	157,345	213,290	225,162
Depreciation	8,852	27,089	35,941	34,332
Amortization	75	3,011	3,086	234
Stock-based compensation	120	—	120	602
Loss on disposal of assets	1,353	124	1,477	3,124
Interest expense (net)	13,699	14,075	27,774	35,541
Equity in (income) loss from operations of partnerships	(777)	308	(469)	(460)
Other (income) expense, net	(163)	1,193	1,030	16,275
Restructure costs	—	16,472	16,472	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	(8,290)	30,819	22,529	(18,029)

Reorganization items, net	(787,906)	977	(786,929)	78,725

Income (loss) from continuing operations before income taxes and discontinued operations	779,616	29,842	809,458	(96,754)
Income tax expense (benefit)	59,707	509	60,216	(234)

Income (loss) from continuing operations before discontinued operations	719,909	29,333	749,242	(96,520)

Income (loss) from discontinued operations	12,532	(771)	11,761	(2,124)
Net income (loss)	$732,441	28,562	$761,003	$(98,644)

Less: Net (income) loss attributable to noncontrolling interests	8	(17,536)	(17,528)	(17,536)

Net income (loss) attributable to Six Flags Entertainment Corporation	$732,449	$11,026	$743,475	$(116,180)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$732,449	$11,026	$743,475	$(121,616)

Per share - basic and diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$7.34	$0.43		$(1.23)
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$(0.03)		$(0.02)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$7.47	$0.40		$(1.25)

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

	Four Months Ended	Two Months Ended	Six Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
Statements of Operations Data (1)	Predecessor	Successor	Combined	Predecessor

Revenue	$128,077	$250,436	$378,513	$347,883

Costs and expenses (excluding depreciation, amortization, stock-based compensation and loss on disposal of assets)	174,658	157,345	332,003	337,834
Depreciation	45,373	27,089	72,462	68,213
Amortization	302	3,011	3,313	458
Stock-based compensation	718	—	718	1,441
Loss on disposal of assets	1,923	124	2,047	6,178
Interest expense (net)	74,134	14,075	88,209	74,457
Equity in (income) loss from operations of partnerships	(594)	308	(286)	(649)
Other (income) expense, net	(802)	1,193	391	17,944
Restructure costs	—	16,472	16,472	—

Income (loss) from continuing operations before reorganization items, income taxes and discontinued operations	(167,635)	30,819	(136,816)	(157,993)

Reorganization items, net	(767,445)	977	(766,468)	78,725

Income (loss) from continuing operations before income taxes and discontinued operations	599,810	29,842	629,652	(236,718)
Income tax expense (benefit)	60,620	509	61,129	(3,164)

Income (loss) from continuing operations before discontinued operations	539,190	29,333	568,523	(233,554)

Income (loss) from discontinued operations	9,759	(771)	8,988	(5,888)

Net income (loss)	$548,949	28,562	$577,511	$(239,442)

Less: Net income attributable to noncontrolling interests	(76)	(17,536)	(17,612)	(17,536)

Net income (loss) attributable to Six Flags Entertainment Corporation	$548,873	$11,026	$559,899	$(256,978)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$548,873	$11,026	$559,899	$(267,907)

Per share - basic and diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$5.50	$0.43		$(2.69)
Income (loss) from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.10	$(0.03)		$(0.06)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$5.60	$0.40		$(2.75)

Balance Sheet Data

(In Thousands)

Balance Sheet Data	April 30, 2010	June 30, 2010	December 31, 2009

Cash and cash equivalents (excluding restricted cash)	$54,510	$122,049	$164,830
Total assets	2,757,838	2,834,717	2,907,652

Current portion of long-term debt	34,677	33,642	439,826
Long-term debt (excluding current portion)	1,009,233	1,009,186	1,966,754

Redeemable noncontrolling interests	446,449	459,430	355,933
Mandatory redeemable preferred stock	—	—	306,650

Total stockholders’ equity / (deficit)	811,010	818,960	(584,174)

	One Month Ended	Two Months Ended	Three Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor
Other Data:
Adjusted EBITDA (3)	$16,120	$78,568	$94,688	$56,374
Modified EBITDA (3)	$14,869	$95,673	$110,542	$71,619
Modified EBITDA Margin	21%	38%	34%	24%
Weighted average shares outstanding - basic and diluted	98,054	27,389	n/a	97,483
Net cash provided by (used in) operating activities before reorganization activities	$(94,507)	$117,846	$23,339	$87,493

	Four Months Ended	Two Months Ended	Six Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor
Other Data:
Adjusted EBITDA (3)	$(43,836)	$78,568	$34,732	$(3,101)
Modified EBITDA (3)	$(46,581)	$95,673	$49,092	$10,049
Modified EBITDA Margin	(36)%	38%	13%	3%
Weighted average shares outstanding - basic and diluted	98,054	27,389	n/a	97,477
Net cash provided by (used in) operating activities before reorganization activities	$(145,595)	$117,846	$(27,749)	$(27,860)

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	One Month Ended	Two Months Ended	Three Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor

Net income (loss)	$732,441	$28,562	$761,003	$(98,644)
Income (loss) from discontinued operations	(12,532)	771	(11,761)	2,124
Income tax expense (benefit)	59,707	509	60,216	(234)
Restructure costs	—	16,472	16,472	—
Reorganization items, net	(787,906)	977	(786,929)	78,725
Other (income) expense, net	(163)	1,193	1,030	16,275
Equity in (income) loss from operations of partnerships	(777)	308	(469)	(460)
Interest expense (net)	13,699	14,075	27,774	35,541
Loss on disposal of assets	1,353	124	1,477	3,124
Amortization	75	3,011	3,086	234
Depreciation	8,852	27,089	35,941	34,332
Stock-based compensation	120	—	120	602
Impact of Fresh Start valuation adjustments (2)	—	2,582	2,582	—
Modified EBITDA (3)	14,869	95,673	110,542	71,619
Third party interest in EBITDA of certain operations (4)	1,251	(17,105)	(15,854)	(15,245)
Adjusted EBITDA (3)	$16,120	$78,568	$94,688	$56,374
Cash paid for interest (net)	(28,721)	(709)	(29,430)	(15,956)
Capital expenditures (net of property insurance recoveries)	(12,197)	(21,117)	(33,314)	(29,553)
Cash taxes	(975)	(1,279)	(2,254)	(1,461)
Free Cash Flow (5)	$(25,773)	$55,463	$29,690	$9,404

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Four Months Ended	Two Months Ended	Six Months Ended
	April 30,	June 30,	June 30,
	2010	2010	2010	2009
	Predecessor	Successor	Combined	Predecessor

Net income (loss)	$548,949	$28,562	$577,511	$(239,442)
Income (loss) from discontinued operations	(9,759)	771	(8,988)	5,888
Income tax expense (benefit)	60,620	509	61,129	(3,164)
Restructure costs	—	16,472	16,472	—
Reorganization items, net	(767,445)	977	(766,468)	78,725
Other (income) expense, net	(802)	1,193	391	17,944
Equity in (income) loss from operations of partnerships	(594)	308	(286)	(649)
Interest expense (net)	74,134	14,075	88,209	74,457
Loss on disposal of assets	1,923	124	2,047	6,178
Amortization	302	3,011	3,313	458
Depreciation	45,373	27,089	72,462	68,213
Stock-based compensation	718	—	718	1,441
Impact of Fresh Start valuation adjustments (2)	—	2,582	2,582	—
Modified EBITDA (3)	(46,581)	95,673	49,092	10,049
Third party interest in EBITDA of certain operations (4)	2,745	(17,105)	(14,360)	(13,150)
Adjusted EBITDA (3)	$(43,836)	$78,568	$34,732	$(3,101)
Cash paid for interest (net)	(35,754)	(709)	(36,463)	(62,920)
Capital expenditures (net of property insurance recoveries)	(37,125)	(21,117)	(58,242)	(66,378)
Cash taxes	(4,005)	(1,279)	(5,284)	(2,920)
Free Cash Flow (5)	$(120,720)	$55,463	$(65,257)	$(135,319)

NOTES

(1)	Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)

Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start reporting not been applied. Balance consists primarily of an insurance claim received after emergence from bankruptcy that was recorded at its fair value as a contingent asset for fresh start reporting.

(3)

“Adjusted EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, fresh start accounting valuation adjustments, discontinued operations, income tax expense or benefit, reorganization items, restructure costs, other income or expense, gain or loss on early extinguishment of debt, equity in operations of partnerships, interest expense (net), amortization, depreciation, stock-based compensation, gain or loss on disposal of assets, interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned by the Company (consisting of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Great Escape Lodge & Indoor Waterpark, and (ii) plus the Company’s share of the Adjusted EBITDA of dick clark productions, inc. The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that Adjusted EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance. The Company uses Adjusted EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. In addition, Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit facilities, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation. Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Modified EBITDA”, a non-GAAP measure, is defined as Adjusted EBITDA plus the interests of third parties in the Adjusted EBITDA of the properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, the Lodge plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc.). The Company believes that Modified EBITDA is useful in the same manner as Adjusted EBITDA, with the distinction of representing a measure that can be more readily compared to other companies that do not have interests of third parties in any of their properties or equity investments. Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)

Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus our interest in the Adjusted EBITDA of dick clark productions, which are less than wholly owned.

(5)

Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries and (iii) cash taxes. The Company has excluded from the definition of Free Cash Flow the $70.3 million in post-petition interest paid to the holders of the Six Flags Operations notes that were extinguished in April 2010 and the deferred financing costs related to the Company’s new debt of $40.2 million incurred in the second quarter of 2010, due to the unusual nature of these items. The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure. The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.